Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	Martin A. Dietrich, CEO
Michael J. Chewens, CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6119

NBT BANCORP INC. ANNOUNCES FIRST QUARTER EARNINGS OF $0.41 PER DILUTED SHARE; DECLARES CASH DIVIDEND

NORWICH, NY (April 26, 2010) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) reported today net income per diluted share for the three months ended March 31, 2010 of $0.41 per share, as compared with $0.40 per share for the three months ended March 31, 2009.  Annualized return on average assets and return on average equity were 1.03% and 11.05%, respectively, for the three months ended March 31, 2010, compared with 0.99% and 12.14%, respectively, for the three months ended March 31, 2009.  Net interest margin was 4.21% for the three months ended March 31, 2010, up 12 basis points (“bp”) from 4.09% for the three months ended March 31, 2009.  Net income for the three months ended March 31, 2010 was $14.0 million, up $0.9 million, or 6.9%, from $13.1 million for the first quarter last year.

NBT President and CEO Martin Dietrich said: “I am pleased to report that we continued to achieve strong results in the first quarter of 2010, including positive trends in net income and nonperforming loans. Although the weak economy remains a challenge, we have maintained a high level of performance while continuing to invest strategically in future opportunities. We are confident that our performance and investments will make us a stronger company in the long run and have us well-positioned as the economy strengthens.”

Loan and Lease Quality and Provision for Loan and Lease Losses

Nonperforming loans at March 31, 2010 were $40.8 million or 1.12% of total loans and leases compared with $41.3 million or 1.13% at December 31, 2009 and $27.3 million or 0.75% at March 31, 2009.  The increase in nonperforming loans at March 31, 2010 as compared with March 31, 2009 was primarily the result of specific commercial and agricultural credits.  Past due loans as a percentage of total loans has improved slightly to 0.87% at March 31, 2010, as compared with 0.89% at December 31, 2009 and 0.93% at March 31, 2009 which reflects the Company’s continued commitment to sound underwriting practices.

The allowance for loan and lease losses totaled $70.2 million at March 31, 2010, $66.6 million at December 31, 2009 and $59.3 million at March 31, 2009.  As a result of the increase in the allowance for loan and lease losses, accompanied by a slight decrease in loans and leases, the allowance for loan losses as a percentage of loans and leases increased to 1.93% at March 31, 2010 from 1.83% at December 31, 2009.  The recent stabilization and slight improvement of certain asset quality trends, such as nonperforming and past due loans is encouraging despite the ongoing economic uncertainty.  If these indicators and classified loans remain stable or continue to improve, we would expect the allowance for loan and lease losses to decrease.

The Company recorded a provision for loan and lease losses of $9.2 million during the first quarter of 2010 compared with $6.5 million during the first quarter of 2009.  Due to continued effects of the Company’s diligent collection efforts, net charge-offs to average loans and leases for the three months ended March 31, 2010 decreased to 0.63%, compared with 0.70% for the three months ended March 31, 2009.

Net Interest Income

Net interest income was up 5.6% to $50.8 million for the three months ended March 31, 2010 compared with $48.1 million for the three months ended March 31, 2009.  The Company’s fully taxable equivalent (FTE) net interest margin was 4.21% for the three months ended March 31, 2010, as compared with 4.09% for the three months ended March 31, 2009.

The Company experienced a 2.3% growth in average earning assets for the three months ending March 31, 2010 as compared with the three months ending March 31, 2009, due primarily to increases in average short-term interest bearing accounts and average securities held to maturity.  However, as a result of this excess liquidity, our Federal Funds sold position had a negative impact of 12 bp on our net interest margin for the three months ended March 31, 2010 as compared to the three months ended March 31, 2009.

While the yield on interest earning assets decreased 45 basis points, the yield on interest bearing liabilities declined 63 basis points, which resulted in an increase in the net interest margin for the three months ended March 31, 2010 compared to the same period for 2009.  The yield on time deposits was 2.19% for the three months ended March 31, 2010, as compared with 2.94% for the three months ended March 31, 2009.  The yield on money market deposit accounts was 0.70% for the three months ended March 31, 2010, as compared with 1.34% for the three months ended March 31, 2009.  The yield on trust preferred debentures declined 32 basis points for the three months ended March 31, 2010 as compared to the three months ended March 31, 2009 as the rate on a majority of the balance of the debentures is tied to the three-month LIBOR, which decreased approximately 1 percentage point in the first quarter of 2010 as compared with the first quarter of 2009.

Noninterest Income

Noninterest income for the three months ended March 31, 2010 was $20.3 million, up $0.7 million or 3.8% from $19.6 million for the same period in 2009.  The increase in noninterest income was due primarily to an increase in retirement plan administration fees of approximately $0.6 million for the three month period ended March 31, 2010 as compared with the three month period ended March 31, 2009 as a result of organic growth.  In addition, trust income increased approximately $0.4 million for the three months ended March 31, 2010 as compared to the same period in 2009 as a result of an increase in fair value of trust assets under administration.  These increases were partially offset by a decrease in other noninterest income of approximately $0.3 million due in large part to a decrease in mortgage banking activity in the first quarter of 2010 as compared with the first quarter of 2009.

Noninterest Expense and Income Tax Expense

Noninterest expense for the three months ended March 31, 2010 was $42.2 million, down slightly from $42.3 million for the same period in 2009.  Salaries and employee benefits increased $0.8 million, or 3.6%, for the three months ended March 31, 2010 compared with the same period in 2009.  This increase was due primarily to increases in full-time-equivalent employees and merit increases.  Loan collection and other real estate owned expenses increased approximately $0.3 million, or 41.6%, for the three month period ended March 31, 2010 as compared with the three months ended March 31, 2009.  This increase was due to higher property taxes paid by the Company on collateral securing certain loans.  These increases were partially offset by a decrease in other operating expenses of approximately $0.8 million for the three month period ended March 31, 2010, as compared with the three months ended March 31, 2009.  This decrease resulted from a decline in losses incurred on lease residual asset sales during the first quarter of 2010 as compared with the first quarter of 2009.  In addition, professional fees and outside services decreased by $0.4 million, or 16.1%, for the three month period ended March 31, 2010 as compared with the three months ended March 31, 2009.  This decrease was due to legal fees incurred during the first quarter of 2009 related to de novo branch activity.  Income tax expense for the three month period ended March 31, 2010 was $5.8 million, down from $5.9 million for the same period in 2009.

Balance Sheet

Total assets were $5.5 billion at March 31, 2010, up $67.0 million or 1.2% from December 31, 2009.  Loans and leases were $3.6 billion at March 31, 2010, down $7.8 million from December 31, 2009.  Total deposits were $4.2 billion at March 31, 2010, up $84.1 million or 2.1% from December 31, 2009.  The increase from December 31, 2009 was due in large part to a $139.1 million, or 6.1%, increase in NOW, savings and money market accounts.  This increase was partially offset by a $31.2 million decrease in demand deposits.  Stockholders’ equity was $515.5 million, representing a total equity-to-total assets ratio of 9.32% at March 31, 2010, compared with $505.1 million or a total equity-to-total assets ratio of 9.24% at December 31, 2009.

Stock Repurchase Program

The Company made no purchases of its common stock securities during the quarter ended March 31, 2010.  At March 31, 2010, there were 1,000,000 shares available for repurchase under a previously announced stock repurchase plan.  This plan was authorized on October 26, 2009 in the amount of 1,000,000 shares and expires on December 31, 2011.

Dividend Declared

The NBT Board of Directors declared a 2010 second-quarter cash dividend of $0.20 per share at a meeting held today. The dividend will be paid on June 15, 2010, to shareholders of record as of June 1, 2010.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $5.5 billion at March 31, 2010. The company primarily operates through NBT Bank, N.A., a full-service community bank with two divisions, and through two financial services companies.  NBT Bank, N.A. has 124 locations, including 85 NBT Bank offices in upstate New York, 38 Pennstar Bank offices in northeastern Pennsylvania and one office in Burlington, Vermont.  EPIC Advisors, Inc., based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm.   Mang Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency.  More information about NBT and its divisions can be found on the Internet at: www.nbtbancorp.com, www.nbtbank.com, www.pennstarbank.com, www.epic1st.com and www.manginsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT Bancorp and its subsidiaries and on the information available to management at the time that these statements were made. There are a number of factors, many of which are beyond NBT’s control, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) revenues may be lower than expected; (3) changes in the interest rate environment may reduce interest margins; (4) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (5) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT is engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT; and (7) adverse changes may occur in the securities markets or with respect to inflation. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT does not undertake to update forward-looking statements to reflect subsequent circumstances or events.

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

			Net		Percent
	2010	2009	Change		Change
	(dollars in thousands, except per share data)

Three Months Ended March 31,
Net Income	$13,976	$13,072	$904		7%
Diluted Earnings Per Share	$0.41	$0.40	$0.01		2%
Weighted Average Diluted
Common Shares Outstanding	34,424,752	32,644,599	1,780,153		5%
Return on Average Assets (1)	1.03%	0.99%	4	bp	4%
Return on Average Equity (1)	11.05%	12.14%	-109	bp	-9%
Net Interest Margin (2)	4.21%	4.09%	12	bp	3%

Asset Quality	March 31,	December 31,
	2010	2009
Nonaccrual Loans	$38,786	$38,746
90 Days Past Due and Still Accruing	$2,007	$2,526
Total Nonperforming Loans	$40,793	$41,272
Other Real Estate Owned	$1,989	$2,358
Total Nonperforming Assets	$42,782	$43,630
Past Due Loans	$31,715	$32,349
Potential Problem Loans	$82,415	$79,072
Allowance for Loan and Lease Losses	$70,150	$66,550
Allowance for Loan and Lease Losses to Total Loans and Leases	1.93%	1.83%
Total Nonperforming Loans to Total Loans and Leases	1.12%	1.13%
Total Nonperforming Assets to Total Assets	0.77%	0.80%
Past Due Loans to Total Loans and Leases	0.87%	0.89%
Allowance for Loan and Lease Losses to Total Nonperforming Loans	171.97%	161.25%
Net Charge-Offs to YTD Average Loans and Leases	0.63%	0.70%

Capital
Equity to Assets	9.32%	9.24%
Book Value Per Share	$14.97	$14.69
Tangible Book Value Per Share	$11.06	$10.75
Tier 1 Leverage Ratio	8.55%	8.35%
Tier 1 Capital Ratio	11.59%	11.34%
Total Risk-Based Capital Ratio	12.84%	12.59%

Quarterly Common Stock Price	2010		2009
Quarter End	High	Low	High	Low
March 31	$23.99	$19.15	$28.37	$15.42
June 30			$25.22	$20.49
September 30			$24.16	$20.57
December 31			$23.59	$19.43

(1)  Annualized
(2)  Calculated on a FTE basis

NBT Bancorp Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS
(unaudited)

	March 31,	December 31,	Net	Percent
	2010	2009	Change	Change
	(dollars in thousands, except per share data)
Balance Sheet
Loans and Leases	$3,637,622	$3,645,398	$(7,776)	0%
Earning Assets	$5,085,817	$5,009,251	$76,566	2%
Total Assets	$5,531,060	$5,464,026	$67,034	1%
Deposits	$4,177,179	$4,093,046	$84,133	2%
Stockholders’ Equity	$515,476	$505,123	$10,353	2%

	2010	2009
	(dollars in thousands, except per share data)
Average Balances
Three Months Ended March 31,
Loans and Leases	$3,640,137	$3,658,682	$(18,545)
Securities Available For Sale
(excluding unrealized gains or losses)	$1,088,604	$1,089,512	$(908)
Securities Held To Maturity	$155,800	$138,700	$17,100
Trading Securities	$2,428	$1,433	$995
Regulatory Equity Investment	$34,728	$38,852	$(4,124)
Short-Term Interest Bearing Accounts	$124,018	$2,684	$121,334
Total Earning Assets	$5,043,287	$4,928,430	$114,857
Total Assets	$5,489,544	$5,351,476	$138,068
Interest Bearing Deposits	$3,376,185	$3,312,594	$63,591
Non-Interest Bearing Deposits	$759,533	$680,835	$78,698
Short-Term Borrowings	$157,255	$148,448	$8,807
Long-Term Borrowings	$601,748	$706,660	$(104,912)
Total Interest Bearing Liabilities	$4,135,188	$4,167,702	$(32,514)
Stockholders’ Equity	$513,174	$436,685	$76,489

NBT Bancorp Inc. and Subsidiaries	March 31,	December 31,
Consolidated Balance Sheets (unaudited)	2010	2009
(in thousands)

ASSETS
Cash and due from banks	$101,170	$107,980
Short term interest bearing accounts	135,606	79,181
Securities available for sale, at fair value	1,151,746	1,116,758
Securities held to maturity (fair value of $158,896 and $161,851 at March 31, 2010 and December 31, 2009, respectively)	157,108	159,946
Trading securities	2,593	2,410
Federal Reserve and Federal Home Loan Bank stock	33,728	35,979
Loans and leases	3,637,622	3,645,398
Less allowance for loan and lease losses	70,150	66,550
Net loans and leases	3,567,472	3,578,848
Premises and equipment, net	66,229	66,221
Goodwill	114,841	114,938
Intangible assets, net	19,809	20,590
Bank owned life insurance	75,732	74,751
Other assets	105,026	106,424
TOTAL ASSETS	$5,531,060	$5,464,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand (noninterest bearing)	$758,770	$789,989
Savings, NOW, and money market	2,408,924	2,269,779
Time	1,009,485	1,033,278
Total deposits	4,177,179	4,093,046
Short-term borrowings	166,942	155,977
Long-term debt	504,590	554,698
Trust preferred debentures	75,422	75,422
Other liabilities	91,451	79,760
Total liabilities	5,015,584	4,958,903

Total stockholders' equity	515,476	505,123

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$5,531,060	$5,464,026

	Three months ended
NBT Bancorp Inc. and Subsidiaries	March 31,
Consolidated Statements of Income (unaudited)	2010	2009
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,692	$55,411
Securities available for sale	10,046	12,375
Securities held to maturity	1,137	1,234
Other	596	361
Total interest, fee and dividend income	65,471	69,381
Interest expense:
Deposits	8,454	13,839
Short-term borrowings	124	147
Long-term debt	5,065	6,197
Trust preferred debentures	1,027	1,086
Total interest expense	14,670	21,269
Net interest income	50,801	48,112
Provision for loan and lease losses	9,243	6,451
Net interest income after provision for loan and lease losses	41,558	41,661
Noninterest income:
Trust	1,766	1,409
Service charges on deposit accounts	6,130	6,297
ATM and debit card fees	2,367	2,182
Insurance revenue	5,245	5,338
Net securities gains	28	-
Bank owned life insurance income	981	872
Retirement plan administration fees	2,390	1,741
Other	1,434	1,751
Total noninterest income	20,341	19,590
Noninterest expense:
Salaries and employee benefits	22,204	21,427
Office supplies and postage	1,542	1,530
Occupancy	4,152	4,165
Equipment	2,100	2,022
Professional fees and outside services	2,284	2,722
Data processing and communications	3,218	3,295
Amortization of intangible assets	781	813
Loan collection and other real estate owned	1,059	748
FDIC expenses	1,553	1,529
Other operating	3,267	4,054
Total noninterest expense	42,160	42,305
Income before income taxes	19,739	18,946
Income taxes	5,763	5,874
Net income	$13,976	$13,072
Earnings Per Share:
Basic	$0.41	$0.40
Diluted	$0.41	$0.40

NBT Bancorp Inc. and Subsidiaries	1Q 2010	4Q 2009	3Q 2009	2Q 2009	1Q 2009
Quarterly Consolidated Statements of Income (unaudited)
(in thousands, except per share data)
Interest, fee and dividend income:
Loans and leases	$53,692	$55,361	$54,666	$54,886	$55,411
Securities available for sale	10,046	10,810	11,116	11,671	12,375
Securities held to maturity	1,137	1,212	1,239	1,209	1,234
Other	596	621	615	606	361
Total interest, fee and dividend income	65,471	68,004	67,636	68,372	69,381
Interest expense:
Deposits	8,454	9,532	12,002	13,123	13,839
Short-term borrowings	124	139	142	124	147
Long-term debt	5,065	5,673	5,761	5,998	6,197
Trust preferred debentures	1,027	1,036	1,049	1,076	1,086
Total interest expense	14,670	16,380	18,954	20,321	21,269
Net interest income	50,801	51,624	48,682	48,051	48,112
Provision for loan and lease losses	9,243	8,641	9,101	9,199	6,451
Net interest income after provision for loan and lease losses	41,558	42,983	39,581	38,852	41,661
Noninterest income:
Trust	1,766	1,881	1,668	1,761	1,409
Service charges on deposit accounts	6,130	6,808	7,110	6,950	6,297
ATM and debit card fees	2,367	2,346	2,443	2,368	2,182
Insurance revenue	5,245	3,799	4,368	4,220	5,338
Net securities gains/(losses)	28	(2)	129	17	-
Bank owned life insurance income	981	910	683	670	872
Retirement plan administration fees	2,390	2,739	2,412	2,194	1,741
Other	1,434	1,365	2,037	1,665	1,751
Total noninterest income	20,341	19,846	20,850	19,845	19,590
Noninterest expense:
Salaries and employee benefits	22,204	22,919	21,272	19,947	21,427
Office supplies and postage	1,542	1,472	1,426	1,429	1,530
Occupancy	4,152	3,608	3,481	3,610	4,165
Equipment	2,100	2,115	1,997	2,005	2,022
Professional fees and outside services	2,284	2,688	2,691	2,407	2,722
Data processing and communications	3,218	3,314	3,305	3,324	3,295
Amortization of intangible assets	781	781	827	825	813
Loan collection and other real estate owned	1,059	589	755	674	748
FDIC expenses	1,553	1,312	1,535	4,032	1,529
Other operating	3,267	6,492	3,743	3,686	4,054
Total noninterest expense	42,160	45,290	41,032	41,939	42,305
Income before income taxes	19,739	17,539	19,399	16,758	18,946
Income taxes	5,763	3,738	5,821	5,198	5,874
Net income	$13,976	$13,801	$13,578	$11,560	$13,072
Earnings per share:
Basic	$0.41	$0.40	$0.40	$0.34	$0.40
Diluted	$0.41	$0.40	$0.40	$0.34	$0.40

Three months ended March 31,
		2010			2009
	Average		Yield/	Average		Yield/
(dollars in thousands)	Balance	Interest	Rates	Balance	Interest	Rates
ASSETS
Short-term interest bearing accounts	$124,018	$67	0.22%	$2,684	$13	1.96%
Securities available for sale (1)(excluding unrealized gains or losses)	1,088,604	10,781	4.02%	1,089,512	13,114	4.88%
Securities held to maturity (1)	155,800	1,714	4.46%	138,700	1,861	5.44%
Investment in FRB and FHLB Banks	34,728	529	6.17%	38,852	349	3.64%
Loans and leases (2)	3,640,137	53,880	6.00%	3,658,682	55,626	6.17%
Total interest earning assets	$5,043,287	$66,971	5.39%	$4,928,430	$70,963	5.84%
Other assets	446,257			423,046
Total assets	$5,489,544			$5,351,476

LIABILITIES AND STOCKHOLDERS' EQUITY
Money market deposit accounts	$1,093,986	$1,896	0.70%	$942,223	$3,109	1.34%
NOW deposit accounts	722,179	822	0.46%	550,241	786	0.58%
Savings deposits	532,677	193	0.15%	478,033	210	0.18%
Time deposits	1,027,343	5,543	2.19%	1,342,097	9,734	2.94%
Total interest bearing deposits	$3,376,185	$8,454	1.02%	$3,312,594	$13,839	1.69%
Short-term borrowings	157,255	124	0.32%	148,448	147	0.40%
Trust preferred debentures	75,422	1,027	5.52%	75,422	1,086	5.84%
Long-term debt	526,326	5,065	3.90%	631,238	6,197	3.98%
Total interest bearing liabilities	$4,135,188	$14,670	1.44%	$4,167,702	$21,269	2.07%
Demand deposits	759,533			680,835
Other liabilities	81,649			66,254
Stockholders' equity	513,174			436,685
Total liabilities and stockholders' equity	$5,489,544			$5,351,476
Net interest income (FTE)		52,301			49,694
Interest rate spread			3.95%			3.77%
Net interest margin			4.21%			4.09%
Taxable equivalent adjustment		1,500			1,582
Net interest income		$50,801			$48,112

(1) Securities are shown at average amortized cost
(2) For purposes of these computations, nonaccrual loans are included in the average loan balances outstanding

NBT Bancorp Inc. and Subsidiaries
Loans and Leases (Unaudited)

(In thousands)	March 31, 2010	December 31, 2009
Residential real estate mortgages	$607,201	$622,898
Commercial	588,428	581,870
Commercial real estate mortgages	744,215	718,235
Real estate construction and development	76,864	76,721
Agricultural and agricultural real estate mortgages	119,520	122,466
Consumer	850,380	856,956
Home equity	594,610	603,585
Lease financing	56,404	62,667
Total loans and leases	$3,637,622	$3,645,398